EXHIBIT 10.6


                               LICENSING AGREEMENT

         AND NOW, this 24TH day of AUGUST , 1996, it is hereby stipulated and agreed by and between GEORGE A. EBY III and GEORGE EBY RESEARCH (hereinafter referred to as "Licensor(s)" or "Eby"), residing at 2109 Paramount Avenue, Austin, Texas 78704, and QUIGLEY CORPORATION (hereinafter referred to as "Licensee" or "QUIGLEY"), with a place of business at 10 South Clinton Street, Doylestown, Pennsylvania 18901, that:

         WHEREAS, EBY is the holder and sole owner of various United States Letters Patent including Patent 4,503,070, originally issued on March 5, 1985, later surrendered and subsequently reissued on November 27, 1990 as Reissue Patent Number 33,495;

         WHEREAS, Reissue Patent Number 33,465 (hereafter referred to as "The Patent") is the operative patent under which this license is to be granted;

         WHEREAS, QUIGLEY is the manufacturer, producer, and distributor of certain lozenge products which are marketed under various trademarks, including "Cold-Eeze" and "Cold-Eezer Plus", and is desirous of producing and marketing lozenges containing zinc gluconate under license granted by EBY;

         NOW THEREFORE, in consideration of the mutual promises and the licensing agreement herein contained, and intending to be legally bound hereby, the parties do agree as follows;

         1.       PURPOSE OF AGREEMENT - This agreement is to provide

Page 1 of 15 Agreed and initialed by George A. Eby III /S/ GAE and Guy Quigley /S/ GQ

QUIGLEY with sole and exclusive rights to make, use, and sell various products, including lozenges, under The Patent by license granted by Licensor.

         2. DURATION OF AGREEMENT - This Agreement shall be and becomes effective upon execution hereof, and shall remain in effect until expiration of The Patent which occurs at the latest on March 5, 2002, or until The Patent is held invalid on a decision which is not subject to appeal. EBY releases QUIGLEY from any liability whatsoever prior to the effective date of this agreement.

         3.       SOLE RELEVANT AND NECESSARY PATENT -

         a. It is agreed that Reissue Patent Number 33,465 incorporates all rights that belonged to EBY under Patent 4,503,070 (which is no longer in force as a separate patent, having been surrendered to the U.S. Patent and Trademark Office when the reissue application was filed).

         b. It is also agreed that Reissue Patent 33,465 is the sole U.S. patent or patent application which belongs to EBY which contains patent claims that cover or apply to the lozenges being sold by QUIGLEY, and that QUIGLEY does not need a license to any other patent or patent application owned by EBY in order to sell lozenges which contain zinc gluconate or a zinc gluconate-glycine mixture as the only zinc salts in such lozenges.

         c. EBY hereby  warrants  and  guarantees  to QUIGLEY  that (1)  Reissue
Patent 33,465 is and remains valid; (2) the last and final maintenance fee, which is due to be paid to the US. Patent

Page 2 of 15 Agreed and initialed by George A. Eby III /S/ GAE and Guy Quigley /S/ GQ

Office by September 5, 1996, will be paid before that deadline; (3) EBY is not aware of any reason to doubt the validity of The Patent, or of any legal action that has been taken by any party to declare The Patent invalid; and (4) The Patent is and remains, and has been at all times since its issuance, the sole and exclusive property of EBY.

         4.       CONSIDERATION: ROYALTIES -

         a. In exchange for sole licensing rights under The Patent, EBY shall receive one of the two following alternative royalty payments:

         (1) three percent (3%) of gross sales (as defined below) of products containing zinc gluconate (including but not limited to "Cold-Eeze" or "Cold-Eezer Plus" lozenges) which are made, used, or sold by QUIGLEY for the term of The Patent, if royalties continue to be paid by QUIGLEY to John Godfrey or to any person related to or entity controlled by John Godfrey under Godfrey's U.S. patent 4,684,528; OR,

         (2) five percent (5%) of gross sales (as defined below) of products containing zinc gluconate which are made, used, or sold by QUIGLEY for the term of The Patent, if royalties are no longer being paid by QUIGLEY to John Godfrey or to any entity controlled by John Godfrey under Godfrey's U.S. patent 4,684,528.

         b. The decision as to whether QUIGLEY will continue paying royalties to John Godfrey, under Godfrey's U.S. patent 4,684,528, will be at the sole discretion of QUIGLEY, which shall however have a good-faith obligation to obtain counsel from a third-party

Page 3 of 15 Agreed and initialed by George A. Eby III /S/ GAE and Guy Quigley /S/ GQ
patent attorney who specializes in biochemical or pharmaceutical patents as to whether such royalty obligations are due to Godfrey under Godfrey's patent. The patent attorney shall consult with EBY during the attorney's evaluation, but EBY shall have no control or authority over such patent attorney.

         c. "Gross sales" as defined herein includes all payments that are received by QUIGLEY for zinc gluconate-containing products, less shipping charges, broker commissions and outside contracted repackaging services. Such payments become subject to a royalty payment to EBY when payment is received by QUIGLEY.

         d. Royalties shall be paid by QUIGLEY to EBY on a quarterly basis. Payment shall be made within forty-five days following the end of each quarter. Such payments shall be processed through Patrick D. Kelly, Esq., of St. Louis, Missouri, who is EBY's attorney of record in the civil action listed below in Clause 6, unless other agreement is made in writing by both parties.

         e. Minimum annual royalties of $30,000, beginning with sales made during calendar year 1997, shall be paid to EBY by QUIGLEY. If an additional payment is required to complete the minimum annual royalty payment, after payment of the royalty payment for the last quarter of each calendar year, then EBY shall notify QUIGLEY in writing of any such deficit, by certified mail, and such deficit shall be paid by QUIGLEY within 30 days after such notification is received. Failure to pay the minimum annual royalties specified herein shall not terminate QUIGLEY's

Page 4 of 15 Agreed and initialed by George A. Eby III /S/ GAE and Guy Quigley /S/ GQ
rights to  continue  selling  lozenges  or other  cold-treatment  or  anti-viral products containing zinc gluconate. Instead, such failure shall render this Agreement non-exclusive, and shall entitle EBY to subsequently grant other, additional non-exclusive licenses to other parties, unless such right is waived by EBY in exchange for other consideration, to be negotiated and agreed upon by both parties.

         5. CONSIDERATION: STOCK - In addition to royalty payments as provided in Clause 4, EBY shall also be paid both of the following:

         a. Fifty thousand (50,000) shares of Rule 144-restricted common stock in QUIGLEY, which will not be salable by EBY until 2 years after issuance to EBY; and,

         b. Ten thousand (10,000) shares of unrestricted common stock in QUIGLEY.

         Such stock shares shall provide full and adequate consideration for any royalties due to EBY on any and all sales by QUIGLEY prior to the execution date of this Agreement.

         6. PAYMENT AND TRANSFERAL OF STOCK - QUIGLEY shall tender stock certificates to EBY, as provided in Clause 5, upon dismissal with prejudice of a civil legal action entitled George A. Eby and George Eby Research v. Walgreen Drugstores, Inc. and The Quigley Corporation, Civil Action Number 4:96CV01530(SNL), filed July 30, 1996 in the United States District Court for the Eastern District of Missouri, upon execution of this Agreement.

Page 5 of 15 Agreed and initialed by George A. Eby III /S/ GAE and Guy Quigley /S/ GQ

Stock shares shall be transferred to EBY through EBY's attorney of record.

         7.       ANNOUNCEMENTS, PUBLICITY, ETC. -

         a. Any announcement of a settlement, or any other press release or other statement in written or electronic form by either QUIGLEY or EBY (including any information posted on an Internet site or comparable electronic forum) must be approved by the other party, in advance of being released, if it:

         (1)      mentions the other party by name;

         (2) lists the number of any patent owned by EBY, in a release by QUIGLEY; or,

         (3) relates to zinc gluconate, glycine, or any other ingredient in any product being sold by QUIGLEY, in a release by EBY.

         b. Such approval will not be withheld unreasonably, and any such public statement shall be deemed to be approved if not objected to within five (5) business days after transmittal by facsimile or electronic mail, by the requesting party to the other party.

         c. Both parties hereby agree to promptly review their electronic Internet sites and any other sources of information under their control, and to treat any postings or other written or electronic releases of information which mention the other party by name, or in any other identifiable manner, as being subject to this clause from that date forward.

Page 6 of 15 Agreed and initialed by George A. Eby III /S/ GAE and Guy Quigley /S/ GQ

         d. Any statements that were made or released by either party, prior to the date of this agreement, which would be covered by this agreement if made after the date of this agreement, are hereby agreed to be exempt from this agreement and from any claims of liability. Both parties hereby agree and covenant that they will endeavor to work cooperatively, in good faith, from the date of this agreement, to present a public image that encourages confidence in zinc-containing lozenges as an effective treatment for the common cold.

         8. WARRANTIES AND COVENANTS OF LICENSEE -

         a. QUIGLEY hereby warrants and covenants that it will use its best efforts to successfully market products covered by this Licensing Agreement which contain zinc gluconate, including "Cold-Eeze" and "Cold-Eezer Plus" lozenges, and shall use reasonable business judgment in its practices in the production, packaging, and marketing of said products covered by this Licensing Agreement.

         b. QUIGLEY hereby warrants and covenants that, after depletion of existing packages, QUIGLEY will properly mark any products covered by The Patent as being covered by "US Patent Re. 33,465" in a manner that satisfies the requirements of 35 USC 287.

         c. QUIGLEY assumes and bears full and exclusive liability in any legal or regulatory action against any product that is manufactured or sold by QUIGLEY, and QUIGLEY agrees to indemnify and defend EBY against any action taken by any person,


Page 7 of 15 Agreed and initialed by George A. Eby III /S/ GAE and Guy Quigley /S/ GQ
governmental authority, or other legal entity, if such action involves a product sold by QUIGLEY.

         9. WARRANTIES AND COVENANTS OF LICENSOR -

         a. EBY hereby warrants and covenants that he will not interfere with QUIGLEY's rights to exclusively manufacture and sell products which contain zinc gluconate under this Agreement.

         b. EBY shall not, throughout the duration of this Agreement, offer and/or grant, assign, or sell a license or licensing rights under The Patent to another person or entity, unless such action becomes lawful due to a failure of QUIGLEY to pay a minimum yearly royalty as specified by Clause 4(e), above.

         10. OTHER AND FUTURE PRODUCTS -

         a. EBY and QUIGLEY both hereby recognize and agree that this agreement is limited to cold treatment or anti-viral products containing zinc gluconate. EBY retains the right to continue selling and otherwise commercially exploit lozenges containing zinc acetate, and certain other zinc salts, which are covered by separate patents owned by EBY. Both parties agree that (1) sales or other use of lozenges containing zinc acetate or other zinc salts, by EBY, do not violate the conditions of this Agreement and (2) any potential license of EBY's patent rights to allow sales, by QUIGLEY, of lozenges containing any zinc salt other than zinc gluconate shall be covered by a separate and subsequent licensing agreement, if such an agreement is desired by both parties.

Page 8 of 15 Agreed and initialed by George A. Eby III /S/ GAE and Guy Quigley /S/ GQ

         b. EBY shall have an obligation to promptly disclose to QUIGLEY any scientific or technical improvements in treatments for colds which involve zinc gluconate. EBY's obligation may be satisfied by sending to QUIGLEY a copy of any patent application filed by EBY on any such development, within 15 days after EBY receives notification that the patent application has been granted a filing date and a serial number by the U.S. Patent Office.

         c. If QUIGLEY wishes to license any such improvement created and owned by EBY, EBY shall provide to QUIGLEY a right of first refusal, which shall entitle QUIGLEY to obtain such a license under terms that are not less favorable than EBY may offer to any other company.

         11. WARRANTIES AND COVENANTS OF LICENSEE AND LICENSOR -

         a. Both QUIGLEY and EBY warrant and covenant that neither party will interfere in the patent, legal, personal, or business rights of the other upon and thereafter execution of this Agreement, except as may be provided for in this Agreement.

         b. Both QUIGLEY and EBY recognize that it is in the mutual interests of both Licensor and Licensee for products that are made, used and sold under The Patent to be marketed successfully.

         12. ASSIGNMENT OF RIGHTS - QUIGLEY shall maintain the right to assign, sub-license, sub-contract, or otherwise commercially exploit its rights under The Patent in any manner that QUIGLEY deems most appropriate, but only if the royalty obligations provided herein remain intact and apply to any such sub-licensee

Page 9 of 15 Agreed and initialed by George A. Eby III /S/ GAE and Guy Quigley /S/ GQ
or sub-contractor. EBY shall not infringe upon such rights of QUIGLEY.

         13.      MEDIATION OR ARBITRATION OF DISPUTES -

         a. If QUIGLEY and EBY are unable after reasonable efforts to reach an agreement on the interpretation or implementation of any portion of this agreement, the dispute shall be submitted to a mediator, who shall attempt to help the parties negotiate a mutually satisfactory agreement.

         b. If an agreement cannot be reached with mediation, or if both parties agree to bypass mediation, a dispute arising hereunder shall be submitted to binding arbitration, under the auspices of a member of the American Arbitration Association.

         c. In order to minimize travel expenses and inconvenience, any mediator or arbitrator used hereunder shall be located in Philadelphia, and QUIGLEY shall be obliged to pay for a business- class round-trip plane ticket between Austin and Philadelphia, for EBY for the first meeting of a mediation on any new issue.

         d. Any mediator or arbitrator used as provided herein shall be acceptable to both parties. If the parties are unable to agree upon an acceptable mediator or arbitrator, the highest- ranking or most senior official of the American Arbitration Association working in Philadelphia shall designate a mediator or arbitrator.

         e. Unless otherwise agreed in writing, the costs of mediation or arbitration will be divided equally among EBY and QUIGLEY. However, this shall exclude any expenses for attorneys

Page 10 of 15 Agreed and initialed by George A. Eby III /S/ GAE and Guy Quigley /S/ GQ
or witnesses for either side; any such expenses will be borne by the party that obtains such services. Each party shall cooperate and shall promptly make available, to the other party and to a mediator or arbitrator, any information or assistance necessary to settle any such dispute.

         f. To satisfy the obligation of making information available hereunder, a party must mail a photocopy of all document(s) which are directly related to the dispute, and which are not legally privileged, to the other party, accompanied by a signed statement stating either (1) that all known information which is directly relevant to the dispute is included, or (2) that certain documents were withheld because they are legally privileged. In addition, the party supplying the information must make the relevant nonprivileged business records available, at its offices, for inspection and copying by the other party and/or by a legal or accounting representative of the other party.

         14. APPLICABLE LAW - This agreement shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

         15. AMENDMENT - This agreement cannot be changed or amended except by agreement of both parties, in writing, signed by both parties.

         16. NOTICE - Any notice required or permitted hereunder shall be deemed sufficient if given in writing and delivered personally or sent by registered or certified mail, return

Page 11 of 15 Agreed and initialed by George A. Eby III /S/ GAE and Guy Quigley /S/ GQ
receipt requested, postage prepaid, to the addresses shown below or to such other addresses as are specified by similar notice:

If to Licensor:               With a copy to:

George A. Eby III             Patrick D. Kelly, Esq.
George Eby Research           33 Berry Oaks
2109 Paramount Avenue         St. Louis, MO 63122
Austin, TX 78704


If to Licensee:               With copies to:

The QUIGLEY Corporation       Gregory M. McCauley, Esq.
10 South Clinton Street       McCauley & Associates, P.C.
Doylestown, PA 18901          2101 Pine Street
                              Philadelphia, PA 19103

                              Thomas F. J. MacAniff, Esq.
                              Eastburn and Gray
                              60 East Court Street
                              Doylestown, PA 18901


         17. ACCESS TO FINANCIAL RECORDS - Quigley will provide to EBY a copy of the quarterly financial records that are used to calculate EBY's royalty payments. In addition, as a stockholder of the company, EBY shall have the right to reasonable access to the company's financial records.

         18. SEVERABILITY - In the event that any provision of this Agreement shall be held to be invalid, such invalidity shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

         19. CAPTIONS - Any article or paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed to amplify, modify or give full notice of the provisions thereof.

Page 12 of 15 Agreed and initialed by George A. Eby III /S/ GAE and Guy Quigley /S/ GQ

         20. PARTIES BOUND - This Agreement shall inure to the benefit of, and be binding upon, all the parties, their respective assigns, successors in interest, personal representatives, estates, heirs and successors.

         21. INTERPRETATION - When the context in which words are used in this Agreement indicate that such is the intent, words in the singular shall include the plural and the plural shall include the singular. Words in the masculine gender shall include the feminine and neuter genders.

Page 13 of 15 Agreed and initialed by George A. Eby III /S/ GAE and Guy Quigley /S/ GQ

         22. ENTIRE AGREEMENT - All parties stipulate and agree that this document constitutes the entire Agreement between the parties.

ACCEPTED AND AGREED:



 /S/ GEORGE A. EBY III                             AUG. 24, 1996
-----------------------------------------          --------------
George A. Eby III, in behalf of himself            Date
and in behalf of GEORGE EBY RESEARCH


 /S/ GUY QUIGLEY                                   AUG. 28, 1996
 ----------------------------------------          -------------
Guy Quigley, President, in behalf of               Date
THE QUIGLEY CORPORATION



Page 14 of 15 Agreed and initialed by George A. Eby III /S/ GAE and Guy Quigley /S/ GQ

STATE OF TEXAS                      :
                                    : SS
COUNTY OF TRAVIS                    :

         On this 24TH day of AUGUST , 1996, before me personally appeared GEORGE
A. EBY III, to me known to be the person described in the foregoing document, who executed this document as his free act and deed.

         In witness thereof, I have hereunto set my hand and affixed my notary seal the day and year last above written.


                                          /S/ WILLIAM L. SWAIL
                                          --------------------
                                          Notary Public


My commission expires:  6/6/97


STATE OF PENNSYLVANIA   :
                        : SS
COUNTY OF BUCKS         :

         On this 3RD day of SEPTEMBER , 1996, before me personally appeared GUY QUIGLEY, to me known to be the person described in the foregoing document, who executed this document as his free act and deed.

         In witness thereof, I have hereunto set my hand and affixed my notary seal the day and year last above written.


                                          /S/ JOAN M. CONDUIT
                                          -------------------
                                          Notary Public


My commission expires:




Page 15 of 15 Agreed and initialed by George A. Eby III /S/ GAE and Guy Quigley /S/ GQ